EXHIBIT 99.1

Urban Hydroponics, Inc. Begins Trading on Berlin Stock Exchange.

Urban Hydroponics, the Company that has Signed a Definitive Agreement to Merge with Three Canadian Hydroponics Companies was Approved for Trading on the Berlin Stock Exchange.

West Palm Beach, Florida, January 13, 2015 -- Urban Hydroponics, Inc. (OTCQB:URHY), a Nevada corporation ("Urban Hydroponics" or, the "Company") today announced it has been approved for a joint listing on the Berlin Stock Exchange. The Company is currently trading on the OTC Markets Group, Inc. QB Tier (OTC.QB) in the United States and has decided in the best interests of its shareholders to list on a European platform to accommodate its European shareholders and investors. As a result, the Company engaged a consultant, knowledgeable in European investments and trading, to liaise with European investors and who arranged with a sponsor to assist in securing the listing.  The Company has received the trading symbol “23P” on the (BSE) Security WKN # A117QZ and ISIN # US91704E1073.

On November 5, 2014, Urban Hydroponics signed a Binding Letter of Intent to merge with three Canada-based companies in the urban cultivation sector - Urban Cultivator Inc., BC Northern Lights Enterprises Ltd., and W3 Metal Inc.

The Berlin Stock Exchange or Börse Berlin AG (the “BSE”) is one of the oldest stock exchanges in Germany. The BSE has pursued a successful niche strategy since the mid-nineties, with a particular focus on trading the widest possible range of foreign stocks.

“Dual listings, sometimes called Cross-Border listings, opens up an entirely new world of funders, investors, liquidity and potential shareholders to a company,” said Frank Terzo, CEO of Urban Hydroponics, Inc. “This dual listing will allow Urban Hydroponics, Inc. to better serve its present and future European investors."

The Company believes a Dual listing on the Berlin Stock Exchange will:

●	Improve the Company's image, reputation and prestige as a global player;
●	Greatly expand the ability of the Company to raise equity or debt financing in the future;
●	Increase the Company's trading volume and liquidity;
●	Improve the Company's shareholder relations; and
●	Vastly enhance the visibility of the Company among overseas investors and consumers.

Urban Hydroponics, Inc.

Urban Hydroponics, Inc. ceased its mining exploration activities to refocus its business objectives on seeking a business combination with a private entity whose business would present an opportunity for the Company's shareholders. Since that time the Company has signed an agreement with three Canada-based companies in the urban cultivation sector - Urban Cultivator Inc., BC Northern Lights Enterprises Ltd., and W3 Metal Inc. Frank Terzo is currently the Company's sole officer and director.

Forward-Looking Statements

Any statements contained in this press release that do not describe historical facts may constitute forward-looking statements within the meaning of the federal securities laws. Forward-looking statements may include, without limitation, statements regarding (i) the plans and objectives of management for future operations, including plans or objectives relating to the planned merger with Urban Cultivator Inc., BC Northern Lights Enterprises Ltd., and W3 Metal Inc., (ii) a projection of income (including income/loss), earnings (including earnings/loss) per share, capital expenditures, dividends, capital structure or other financial items, (iii) the Company's future financial performance and (iv) the assumptions underlying or relating to any statement described in points (i), (ii) or (iii) above. Such forward-looking statements are not meant to predict or guarantee actual results, performance, events or circumstances and may not be realized because they are based upon the Company's current projections, plans, objectives, beliefs, expectations, estimates and assumptions and are subject to a number of risks and uncertainties and other influences, many of which the Company has no control over. Actual results and the timing of certain events and circumstances may differ materially from those described by the forward-looking statements as a result of these risks and uncertainties. Factors that may influence or contribute to the inaccuracy of the forward-looking statements or cause actual results to differ materially from expected or desired results may include, without limitation, the Company's ability or lack thereof to successfully complete its planned merger with, and integrate the operations of Urban Cultivator, Inc., BC Northern Lights, Inc., and W3 Metals, to obtain adequate financing at appropriate pricing, to successfully compete in the Company's markets and to expand the Company's business; lack of product diversification; existing or increased competition, stock volatility and illiquidity; general market and economic conditions; and the Company's ability to implement its business plans or strategies. The Company does not undertake to update these forward-looking statements.

Contact:
Media Relations / Investor Relations Nathan Kappus PR Prophets Nathan@prprophets.com
914-837-9600

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